As filed with the Securities and Exchange Commission on May 23, 2007	Registration No. 333-138030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 2 to

FORM F-1 on FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory (State or other jurisdiction of incorporation or organization)	1331 (Primary Standard Industrial Classification Code)	N/A (I.R.S. Employer Identification No.)

1625 Broadway, Suite 330

Denver, Colorado 80202

(303) 592-8075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn A. Peterson

Chief Executive Officer

1625 Broadway, Suite 330

Denver, Colorado 80202

(303) 592-8075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randal R. Jones
Dorsey & Whitney LLP
U.S. Bank Center
1420 Fifth Avenue, Suite 3400
Seattle, WA 98101-4010
Tel: (206) 903-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

_________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE: Kodiak Oil & Gas Corp. (the “Registrant”) is filing this Post Effective Amendment No. 2 to its Form F-1 on Form S-3, solely for the purpose of correcting the titles of the signing officers on behalf of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 23, 2007.

KODIAK OIL & GAS CORP.

By:	/s/ Lynn A. Peterson

Lynn A. Peterson

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on May 23, 2007.

Signature	Title
By: /s/ Lynn A. Peterson Lynn A. Peterson Attorney-in-fact	President and Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

By: * James E. Catlin	Chief Operating Officer and Secretary

By: * Herrick K. Lidstone, Jr.	Director

By: * Rodney D. Knutson	Director

By: * Hugh J. Graham	Director

By: * Don McDonald	Director

By:/s/ Lynn A. Peterson Lynn A. Peterson, Attorney-in-fact